                                                                  EXHIBIT (A)(3)

                              INSILCO CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                           OF SHARES OF COMMON STOCK

  THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, AUGUST 7, 1997, UNLESS THE OFFER IS EXTENDED.

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of Common Stock, par value $.001 per share, of Insilco Corporation are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary (as defined below) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase. THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                        The Depositary for the Offer is:

                               NATIONAL CITY BANK

        BY MAIL:                       FACSIMILE TRANSMISSION:                BY HAND OR
   National City Bank,       (for Eligible Institutions Only) Fax: (216)       OVERNIGHT
        Depositary                            476-8367                         COURIER:
     P. O. Box 94720                       FOR INFORMATION                   National City
     Cleveland, Ohio                         TELEPHONE:                          Bank,
       44101-4720                          (216) 476-8049                     Depositary
     (800) 622-6757                                                         Corporate Trust
 (Shareholder Questions)                                                      Operations
                                                                                 Third
                                                                            Floor -- North
                                                                                 Annex
                                                                            4100 West 150th
                                                                                Street
                                                                            Cleveland, Ohio
                                                                              44135-1385

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONES LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Insilco Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 11, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.001 per share, of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

                                    ODD LOTS

     This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially, as of the close of business on July 3, 1997, and who continues to own beneficially as of the Expiration Date, an aggregate of five or fewer Shares.

     The undersigned either (check one box):

     [ ] owned beneficially, as of the close of business on July 3, 1997, and continues to own beneficially as of the Expiration Date, an aggregate of five or fewer Shares (including Shares held for the account of the undersigned by the Insilco Corporation Employee Thrift Plan), all of which are being tendered and elects to have all such Shares purchased without proration, or

     [ ] is a broker, dealer, commercial bank, trust company or other nominee who (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially, as of the close of business on July 3, 1997, and continues to own beneficially as of the Expiration Date, an aggregate of five or fewer Shares (including Shares held for the account of the undersigned by the Insilco Corporation Employee Thrift Plan) and is tendering all of such Shares.

Number of Shares

Certificate No.(s) (If Available)

------------------------------------------------------

------------------------------------------------------

If Shares will be tendered by book-entry transfer:

------------------------------------------------------

------------------------------------------------------
Name of Transferring Institution:

------------------------------------------------------

Account No.
at The Depository Trust Company
                                   SIGN HERE

------------------------------------------------------

------------------------------------------------------
                             Name(s) (Please Print)

------------------------------------------------------

------------------------------------------------------
                                   (ADDRESS)

------------------------------------------------------
                         AREA CODE AND TELEPHONE NUMBER

------------------------------------------------------
                                  SIGNATURE(S)

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States which is a participant in an approved Signature Guarantee Medallion Program, hereby guarantees the delivery to the Depositary at one of its addresses set forth above certificates for the Shares tendered hereby, in proper form for transfer (or a confirmation of a book-entry transfer of the Shares delivered electronically) together with a properly completed and duly executed Letter(s) of Transmittal (or facsimiles thereof), with any required signature guarantees and any other required documents, all within three business days after the date hereof.

------------------------------------------------------
                                  NAME OF FIRM

------------------------------------------------------
                                    ADDRESS

------------------------------------------------------
                             CITY, STATE, ZIP CODE

Area Code and Tel. No.

------------------------------------------------------
                              AUTHORIZED SIGNATURE
Name
                              PLEASE TYPE OR PRINT

Title

Date , 199

                 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
                   YOUR SHARE CERTIFICATES MUST BE SENT WITH
                           THE LETTER OF TRANSMITTAL.

                                        3